AMENDMENT TO
STOCK PURCHASE AGREEMENT

This Amendment, dated as of October 23, 2008, is between Mandalay Media, Inc., a Delaware corporation (“Buyer”) and Nathaniel MacLeitch as the Sellers’ Representative.

1.  Reference to Purchase Agreement. Reference is made to the Stock Purchase Agreement, dated as of October 8, 2008, by and among Buyer, Jonathan Cresswell (a/k/a Jack Cresswell), Nathaniel MacLeitch and the shareholders of AMV signatories thereto (the “Purchase Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

2.  Amendment to Section 1.1 of the Purchase Agreement. The following language is hereby added to the end of the definition of “Working Capital” in Section 1.1 of the Purchase Agreement:

“For purposes of the determination of Working Capital, any costs, expenses or liabilities incurred by AMV in connection with that certain Senior Secured Note, issued by Twistbox Entertainment, Inc. to ValueAct Smallcap Master Fund, L.P., due January 30, 2010, as amended on February 12, 2008 and October 23, 2008, shall not be considered to be current liabilities of AMV.”

3.  Amendment to Section 2.4 of the Purchase Agreement. Section 2.4(a) of the Purchase Agreement is hereby amended by adding the following subsection (iv): “ and/or (iv) any costs, expenses or liabilities incurred by AMV in connection with that certain Senior Secured Note issued by Twistbox Entertainment, Inc. to ValueAct Smallcap Master Fund, L.P., due January 30, 2010, as amended on February 12, 2008 and October 23, 2008, shall be excluded from the EBITDA determination.", such that Section 2.4(a) reads as follows:

“(a) Delivery of Financial Information. Within 90 days after the last Business Day of each Earn-Out Period (as defined below), Buyer shall deliver to Sellers’ Representative (at Buyer’s cost and expense) a worksheet (the “Earn-Out Worksheet”) prepared by AMV’s accountants or Buyer’s accountants (or its designee), setting forth Buyer’s determination of earnings before interest, tax, depreciation and amortization (each measured in accordance with UK GAAP) as determined from the Seller Companies’ historical financial statements consistent with past practice (“EBITDA”). Notwithstanding the foregoing, the determination of EBITDA for any Earn-Out Period shall be made using the following guidelines: (i) except as set forth below, any profits, losses or other items relating to Fierce shall be excluded from the EBITDA determination, (ii) any payments or management charges made by AMV at the written direction of Buyer or the board of directors of AMV, which are outside of the normal course of operations of AMV shall be excluded from the EBITDA determination, (iii) any revenue from any source, except as contemplated by the parties, other than the existing business of the Acquired Companies on the date hereof shall not be included in the EBITDA determination and/or (iv) any costs, expenses or liabilities incurred by AMV in connection with that certain Senior Secured Note, issued by Twistbox Entertainment, Inc. to ValueAct Smallcap Master Fund, L.P., due January 30, 2010, as amended on February 12, 2008 and October 23, 2008, shall be excluded from the EBITDA determination. Subject to execution of a Non-Disclosure Agreement in customary form, Sellers shall have the right, at Sellers’ expense, during each Earn-Out Period, at reasonable times and upon reasonable notice, to examine, and to have the Sellers’ Representative and their advisors examine, the books and records of the Seller Companies to determine whether the calculation and payment of the Earn-Out Payment are being conducted in accordance with the provisions of this Agreement.”

4. Miscellaneous. Except as otherwise set forth herein, the Purchase Agreement shall remain in full force and effect without change or modification. This Amendment may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties and their respective successors and assigns.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

MANDALAY MEDIA, INC.

By:	/s/ James Lefkowitz
Name:	James Lefkowitz
Title:	President

SELLERS’ REPRESENTATIVE:

/s/ Nathaniel MacLeitch
Nathaniel MacLeitch